UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material under Section 240.14a-12

                               Unocal Corporation
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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 [_] Fee paid previously with preliminary materials.

 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

April 12, 2004

To:   Employees with Unocal Stock in the Unocal Savings Plan and
      Employees with Restricted Stock

From: Bryan J. Pechersky, Corporate Secretary

Re:   Delivery of 2003 Annual Report and 2004 Proxy Statement
      -------------------------------------------------------

Unocal's 2003 Annual Report and 2004 Proxy Statement are now available online for employees. Both documents are accessible in the Outlook Public Folders and on the Unocal homepage.

The complete documents are posted in pdf format. If not already installed, you will need to have Adobe Acrobat Reader installed on your computer to view these documents. Instructions for downloading and installing Acrobat Reader are available from both locations. If you have any questions, please contact the IT Help Desk at (877) 888-7676.

OUTLOOK FOLDER:
[Graphic: Outlook folder link appears hers]

UNOCAL HOMEPAGE: HTTP://WWW.UNOCAL.COM Click on "2003 Annual Report"
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and "2004 Proxy Statement."

A proxy card to vote your Savings Plan shares and any shares of restricted stock you own for this year's annual meeting is scheduled to arrive at your address within the next three weeks through the U.S. Mail. If you have requested hard copies of the annual report or proxy statement (by e-mail or fax to David Whitehurst), those will be mailed to you as well.

Your vote is important. When your proxy card comes in the mail, you may choose to vote by internet, phone, or mail. The website and phone number for Mellon Investor Services, the independent proxy tabulator and Unocal's Transfer Agent, and a control number, are on the proxy card to vote by internet or phone. A return envelope is provided if you decide to return your vote by mail. The proxy tabulator will keep your vote confidential regardless of which voting method you choose.

Thank you for your attention to this important matter.

IMPORTANT INFORMATION ABOUT PROXY STATEMENT:

Unocal Corporation filed the 2004 Proxy Statement with the Securities and Exchange Commission on April 12, 2004. You are urged to read the proxy statement because it contains important information. In addition to the free on-line access to the proxy statement described above, you may obtain, free of charge, a copy of the proxy statement as filed with the Securities and Exchange Commission at the Securities and Exchange Commission's website, WWW.SEC.GOV, and Unocal Corporation will also provide you a copy of the proxy statement free of charge upon request.

Unocal Corporation and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Unocal Corporation with respect to the proposals described in the proxy statement. Information concerning the participants in the proxy solicitation and any direct or indirect interests of those participants in the solicitation are set forth in the proxy statement.